UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 1, 2015

Hilltop Securities Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

SWS Group, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the acquisition of SWS Group, Inc. (“SWS”) by Hilltop Holdings Inc. (“Hilltop”).  The acquisition of SWS was effected in accordance with the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) by and among SWS, Hilltop and Hilltop Securities Holdings LLC (formerly Peruna LLC), a Delaware limited liability company and a direct, wholly owned subsidiary of Hilltop (“Hilltop Securities”).  Pursuant to the Merger Agreement, SWS merged with and into Hilltop Securities (the “Merger”), with Hilltop Securities surviving the Merger as a wholly owned subsidiary of Hilltop.

Item 1.02.                Termination of a Material Definitive Agreement.

In connection with the closing of the Merger and pursuant to the Merger Agreement and a letter agreement (the “Letter Agreement”) dated March 31, 2014 between SWS and Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (together, “Oak Hill”), Oak Hill delivered to SWS the certificates evidencing its outstanding warrants (the “Warrants”) to purchase 2,173,913 shares of SWS common stock and loans in the principal amount of $12,500,000.75 under the credit agreement (the “Credit Agreement”), dated July 29, 2011, among SWS, Oak Hill and Hilltop.  In full satisfaction of SWS’s obligations to Oak Hill under the Warrants and the Credit Agreement, Oak Hill received from SWS and Hilltop (i) the merger consideration that Oak Hill would have been entitled to receive upon consummation of the Merger if its outstanding warrants had been exercised immediately prior to the effective time of the Merger and (ii) an amount equal to the Applicable Premium (as defined in the Credit Agreement, being a calculation of the present value of all required interest payments due on a loan through its maturity date on the date the loan is repaid) calculated as if the outstanding loans held by Oak Hill were prepaid in full as of the closing date of the Merger.  Accordingly, SWS has terminated its agreements with Oak Hill including with respect to the Warrants, the Credit Agreement, the Letter Agreement and the Investor Rights Agreement, dated July 29, 2011, between SWS, Hilltop and Oak Hill.

Item 2.01.                Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger, each outstanding share of SWS common stock, other than shares held by Hilltop or in treasury by SWS or by stockholders who properly demanded appraisal rights under Delaware law, was converted into the right to receive 0.2496 shares of Hilltop common stock and $1.94 in cash (collectively, the “Merger Consideration”), subject to the terms and conditions of the Merger Agreement.  Immediately following the Merger, SWS’s banking subsidiary, Southwest Securities, FSB, was merged into PlainsCapital Bank, an indirect wholly owned subsidiary of Hilltop.

The description of the terms of the Merger Agreement contained in this Item 2.01 is only a summary, and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.  The section entitled “The Merger—Hilltop’s Relationship with SWS” on pages 281-282 of the definitive proxy statement/prospectus mailed to SWS stockholders in connection with the Merger and filed on Schedule 14A with the Securities and Exchange Commission (the “SEC”) by SWS on October 14, 2014 is incorporated herein by reference. The terms of the Merger Agreement, including the amount of the Merger Consideration, were negotiated between Hilltop and a special committee of the Board of Directors of SWS.

Item 3.01.                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the New York Stock Exchange (the “NYSE”) was notified that each outstanding share of SWS’s common stock was converted into the right to receive the Merger Consideration described above, subject to the terms and conditions of the Merger Agreement. SWS requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to delisting SWS’s shares of common stock. SWS’s common stock has been delisted and removed from trading on the NYSE, with its final day of trading having occurred on December 31, 2014.

Item 3.03.                Material Modifications to Rights of Security Holders.

At the effective time of the Merger, each outstanding share of SWS common stock, other than shares held by Hilltop or in treasury by SWS or by stockholders who properly demanded appraisal rights under Delaware law, was converted into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement.

Each restricted share of SWS common stock granted prior to the date of the Merger Agreement vested in full at the effective time of the Merger, and the holders of such restricted shares were entitled to receive the Merger Consideration for each such share on the same basis as SWS stockholders generally, less applicable withholding taxes.

Restricted shares of SWS common stock granted after the date of the Merger Agreement were converted into restricted shares of Hilltop as of the effective time of the Merger (with the number of Hilltop shares determined based on the value of the Merger Consideration), and will be subject to accelerated vesting (i) as to all of such restricted shares on termination of employment by the employer without “cause” (as defined in the Merger Agreement) following the effective time of the Merger, (ii) as to all of such restricted shares upon a change of control event (other than the Merger) and (iii) as to a prorated portion of such restricted shares on termination of employment due to an employee’s death or disability.

As of the effective time of the Merger, each notional share of SWS common stock reflected in participant accounts under SWS deferred compensation plans was converted into 0.3328 of a notional share of Hilltop common stock.  Following the effective time of the Merger, any such deferred shares that are not vested will continue to vest in accordance with the original terms of the SWS deferred shares and will vest in full on termination of employment by the employer without “cause” (as defined in the Merger Agreement) following the effective time of the Merger.

Item 5.01.                Changes in Control of Registrant.

As a result of the Merger, a change of control of SWS occurred on January 1, 2015 and the separate existence of SWS ceased. Hilltop Securities is the surviving entity of the Merger and is a wholly owned subsidiary of Hilltop.

Hilltop’s source of funds for the merger consideration includes shares of Hilltop common stock and Hilltop’s available working capital.

The information in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each director and each of the principal executive officer, president, principal financial officer and named executive officers of SWS ceased to hold such positions with SWS.

Item 5.03.                Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of formation and limited liability company agreement of Hilltop Securities immediately prior to the effective time of the Merger became the certificate of formation and limited liability company agreement of the surviving company upon completion of the Merger.

Item 9.01 (d).                      Exhibits

2.1

Agreement and Plan of Merger by and among SWS Group, Inc., Hilltop Holdings Inc. and Peruna LLC, dated as of March 31, 2014, incorporated by reference to Exhibit 2.1 to SWS’s Current Report on Form 8-K filed April 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLTOP SECURITIES HOLDINGS LLC

Date: January 2, 2015	By:	/s/ COREY G. PRESTIDGE
	Name:	Corey G. Prestidge
	Title:	Vice President & Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger by and among SWS Group, Inc., Hilltop Holdings Inc. and Peruna LLC, dated as of March 31, 2014 incorporated by reference to Exhibit 2.1 to SWS’s Current Report on Form 8-K filed April 3, 2014